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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              March 25, 2003
             Date of Report (Date of earliest event reported)

                            Proxim Corporation
          (Exact Name of Registrant as Specified in its Charter)

                                000-30993
                        (Commission File Number)

         Delaware                                        52-2198231
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)


                935 Stewart Drive Sunnyvale, California 94085
             (Address of Principal Executive Offices) (Zip Code)


                            (408) 731-2700
          (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

On March 25, 2003, Proxim Corporation (the "Company") received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq") notifying the Company that for the prior 30 consecutive trading days, the bid price of the Company's common stock had closed below the $1.00 per share minimum required for continued inclusion on Nasdaq pursuant to Nasdaq's Marketplace Rules. In accordance with the Marketplace Rules, the Company will be provided 180 calendar days, or until September 22, 2003, to regain compliance with this requirement. Compliance will be achieved if the bid price per share of the Company's common stock closes at $1.00 per share or greater for a minimum of ten (10) consecutive trading days prior to September 22, 2003. If compliance with the Marketplace Rules as currently in effect is not achieved by September 22, 2003, Nasdaq will notify the Company that its stock will be delisted from the Nasdaq National Market. In the event of such notification, the Company would have an opportunity to appeal Nasdaq's determination or to apply to transfer its common stock to The Nasdaq SmallCap Market.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PROXIM CORPORATION
                                                         (Registrant)

Dated:  March 27, 2003                              By: /s/ Keith E. Glover
                                                        -------------------
                                                        Keith E. Glover
                                                        Chief Financial Officer,
                                                        Executive Vice President
                                                        and Secretary